EXHIBIT 10.8



                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is hereby made and entered into as of the 30th day of March 1998, by and between Biodynamics International, Inc., a Florida corporation (the "Employer"), and George Lombardi, a resident of the Stare of New Jersey (the "Employee").

                                   WITNESSETH:

1. Employment. The Employer hereby employs the Employee and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

2. Term. The term of the employment under this Agreement shall be for an initial two-year period beginning as of the date of this Agreement and terminating on March 30, 2000, unless such employment is otherwise terminated as provided in paragraphs 8, 9 and 10 of this Agreement.

3. Compensation; Reimbursement, Etc.

     (a) The basic compensation to the Employee shall be payable bi-weekly based upon a calendar-year annual base salary of $125,000 (the "Annual Base Salary").

     (b) The Employee shall be eligible for an annual bonus in an amount of up to twenty-five (25%) of his Annual Base Salary (the "Annual Bonus"). The amount of such Annual Bonus shall be determined by the Employer's Compensation and Stock Option Committee, based fifty percent (50%) on "Employee Performance", and fifty percent (50%) on "Company Performance", as determined in accordance with the Employer's 1996 Management and Compensation Plan, a copy of which is attached hereto.

          (i) The Employee's Annual Bonus shall be pro-rated for the Employer's fiscal year ending September 30, 1998.

     (c) The Employee shall receive a non-qualified, stock option for the purchase of 100,000 shares of the Employer's common shares, par value $.01 per share (the "Common Shares"), (the "Employee's Option"). The Employee's Option shall be evidenced by an option agreement containing such terms and provisions as the Employer's Board of Directors or Compensation and Stock Option Committee shall deem appropriate. Notwithstanding anything in said option agreement to the contrary: (i) the per share exercise price of the Employee's Option shall be the fair market value of the Common Shares on the date of this Agreement; (ii) twenty-five percent (25%) of the shares subject to the Employee's Option shall be fully-vested and immediately exercisable as of the date of grant; (iii) the remaining 75,000 shares subject to the Employee's Option shall vest and become exercisable on three equal annual amounts, commencing on the first anniversary from the date of grant; (iv) the Employee's Option shall expire on the tenth anniversary of the date on which it was granted unless earlier terminated as provided in paragraph 10; (v) the Employee's Option shall be non-transferable, except by will or by operation of the laws of descent and distribution and (vi) the Employee Option shall contain such other terms and provisions as shall be substantially similar to the terms and provisions of stock options granted to other executive officers of the Employer. The Employer represents and warrants that the Common Shares issuable upon exercise of the Employee Option are or will be covered by an effective registration statement on Form S-8 or other applicable form within 90 days. The Employer agrees to use its best efforts to maintain the effectiveness of such registration until such time as the Employee Option has terminated in accordance with its terms or all of the Common Shares issuable under the Employee Option have been issued.

     (d) The Employee shall be entitled to such other benefits as the Board of Directors and/or the Compensation and Stock Option Committee may from time to time provide to him, which shall include the entitlement to participation in the Employer's 401K Plan (available wit 50% Employer match up to established IRS limits), participation in the Employer's group medical, and dental plans, and life insurance. Seventy-five percent (75%) of the premiums on any such insurance benefits shall be paid by the Employer, and the remaining twenty-five percent (25%) shall be paid by the Employee from payroll deductions.

4. Duties. The Employee is engaged as the Chief Financial Officer, Corporate Secretary and Treasurer of the Employer, and he shall have such duties consistent with such offices as may from time to time be reasonably assigned to him by the Board of Directors of the Employer and provided for in the bylaws of the Employer. Employee's office shall be located at the Employer's executive office (currently in Parsippany, N.J.).

5. Extent of Services. During the term of his employment under this Agreement, the Employee shall devote such time and efforts to the business of the Employer, as may be reasonably necessary in the normal course of business.

6. Performance Review. A review of the Employee's performance and salary shall be held six months from the commencement date of his employment, and annually thereafter. Such review may not result in a reduction of the Employee's salary and/or benefits under this Agreement.

7. Vacation and Days Off. The Employee shall be entitled to such vacation time during each fiscal year of the Employer as he may qualify for, in accordance with any vacation policy from time to time established by the Employer's Board of Directors. Notwithstanding the foregoing, the Employee shall be entitled to an annual vacation period of not less than three (3) weeks, during which time his compensation shall be paid in full.

8. Disability, Illness and Incapacity.

     (a) During the term of this Agreement, for any period of disability, illness or incapacity which renders the Employee at least temporarily unable to perform the services required under this Agreement, the Employee shall receive his full compensation as set forth in paragraph 1 of this Agreement, provided however, if the Employees disability, illness or incapacity extends beyond a period of sixty (60) consecutive days, the Employee shall not be entitled, after the expiration of such sixty (60) day period, to any further compensation under paragraph 3(a) until he returns to full-time service hereunder, but he shall be entitled only to such disability payments as may be provided by a disability insurance policy or policies, purchased by the Employer, as provided in paragraph 3(d) of this Agreement.

     (b) Successive periods of disability, illness or incapacity will be considered separate unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than one year from the ending of the previous period of disability.


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


     (c) If and when the period of disability, illness or incapacity of the Employee totals 180 days, his employment with the Employer shall terminate. Notwithstanding the foregoing, if the Employee and the Employer agree, the Employee may thereafter be employed by the Employer upon such terms as may be mutually agreeable.

     (d) Any dispute regarding the existence, extent or continuance of the disability, illness or incapacity shall be resolved by the determination of a majority of three competent doctors who are not employees of the Employer, one of which shall be selected by the Employer, one of which shall be selected by the Employee and a third selected by the other two doctors. The doctors' fees and other charges associated with such determination shall be paid by the Employer.

9. Death.

     (a) All rights of the Employee hereunder shall terminate upon his death, except that the Employer shall pay to the estate of the Employee such compensation and other amounts as would otherwise have been payable to the Employee through the end of the month in which his death occurs. The Employer shall have no additional financial obligation under this Agreement to the Employee or his estate.

10. Other Terminations.

     (a) Either the Employee or the Employer may terminate the employment of the Employee hereunder, upon written notice given ninety (90) days prior to the end of the term provided for in paragraph 2 of this Agreement, or any extension thereof. The term of the Employee's employment after the initial term shall be automatically renewed for successive one (1) year terms unless otherwise terminated by written notice.

          (i) If the Employee gives notice pursuant to paragraph 10(a) above, the Employer shall have the right to immediately relieve the Employee, in whole or in part, of his duties under this Agreement, provided however, there shall be no reduction in the Employee's compensation until expiration of the ninety-day period at which time compensation shall cease.

     (b) The Employer may terminate the employment of the Employee hereunder without the notice provided for in subparagraph (a) of this paragraph 10, for any of the following reasons:

          (i) Employee's failure to promptly and adequately perform the duties assigned to him by the Employer pursuant to paragraph 4 above, including but not limited to failure to folloW the direction of the Board of Directors of the Employer, or of any supervisors or superiors of Employee;

          (ii) Employee's material breach of any provision of this Agreement; or

          (iii) other good cause (as defined below).

     (c) The term "good cause" as used in this Agreement shall include, but shall not necessarily be limited to, habitual absenteeism, a pattern of conduct which tends to hold the Employer up to ridicule in the community, conviction of any crime of moral turpitude, abuse of and substantial


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


dependence on, as reasonably determined by the Board of Directors of the Employer, on any addictive substance, including but not limited to alcohol, amphetamines, barbiturates, methadone, cannabis, cocaine, PCP, THC, LSD or illegal or narcotic drugs. If any determination of abuse and substantial dependence by the Board of Directors is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians who are not employees of the Employer, one of which shall be selected by the Employer, one of which shall be selected by the Employee and a third selected by the other two
(2) doctors. The Employee agrees to make himself available for and submit to examinations by such physicians as may be directed by the Employer. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement. The doctors' fees and other charges associated with such determination shall be shared equally by the Employer and the Employee.

     (d) Employee may terminate this Agreement for "Good Reason" which shall result from (i) a change of control of the Company, i.e. as a result of a merger or sale of the assets so that over 50% of the outstanding shares are held by a new investor or group of investors (ii) the Company's executive offices are relocated more than fifty (50) miles from Parsippany, New Jersey or (iii) the Employer's material breach of any of its obligations under this Agreement.

     (e) If the Employee's employment with the Employer is terminated pursuant to paragraph 10(b), the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to such termination. Such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement, except as otherwise specifically provided in paragraph 3 of this Agreement. If the Employee's employment with Employer is terminated by Employer for a reason (other than as set forth under paragraph 10(b)) or by Employee pursuant to paragraph (d), Employer will compensate Employee as severance pay the lesser of (i) six month salary or (ii) remainder of the term of this Agreement. The severance will be payable at the Employee's current base salary at time of termination, payable in six equal installments over a three month period.

11. Disclosure.

     (a) The Employee agrees that he will fully disclose, and disclose only to the Employer, all ideas, methods, plans, developments, improvements or patentable inventions, of any kind, which relate directly or indirectly to the business of the Employer, and which were known, made or discovered by the Employee during the performance of his duties under this Agreement, at any time during the term of his employment by the Employer, and for a period of twelve
(12) months after the termination of his employment with the Employer.

     (b) All disclosures are to be made promptly after conception or discovery of any such idea, method, plan, development, improvement or invention.

     (c) Nothing in this paragraph 11 shall be construed as requiring any communication to the Employer of any such idea, method, plan, development, improvement or invention, if such are lawfully protected by any other lawful prohibition against such communication.

     (d) Any such idea, method, plan, development, improvement or invention, which the Employee is obligated to disclose to the Employer under this paragraph 11, shall be the property of the Employer, and the Employee agrees that he will provide any and all assistance to the Employer in making any patent applications or other applications for obtaining exclusive rights in, and will do all other things that may be reasonably necessary to vest in the Employer or its assigns, all such ideas, methods, plans, developments, improvements or inventions.

12. Confidentiality. The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during his employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and after the term of his employment by the Employer, he will not, without prior written consent of the Employer, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization.

13. Non-competition and Non-solicitation.

     (a) During the term of this Agreement and for a period of one (1) year after the termination of his employment with the Employer, pursuant to paragraphs 10(a) or 10(b), and except as contemplated herein, the Employee agrees to refrain from, and shall not:

          (i) within the State of New Jersey or within any other state or foreign country in which the Employer maintains a branch office, or conducts business (the "Restricted Territory"):

               A. Enter into, engage in, be employed by, or consult with any business in competition with the business of the Employer as it is then carried on,

               B. Sell to, market to, produce for, or otherwise deal with any customer of the Employer.

          (ii) Solicit any of the employees of the Employer to terminate their employment;

          (iii) Accept employment with or seek remuneration from any of the clients or customers of the Employer with whom the Employer did business during the term of the Employee's employment.

     (b) The solicitation or acceptance of orders outside of any Restricted Territory, for shipment to, delivery in, or service in any Restricted Territory, shall also constitute engaging in business within the Restricted Territories in violation of subparagraph (a)(i) of this paragraph.

     (c) The restrictions of this paragraph 13 shall extend to any and all business activities of the Employee, whether as an independent contractor, partner or joint venturer, or as an officer, director, stockholder, agent, employee or salesman for any person, firm, partnership, corporation or other entity, or otherwise.

     (d) The restrictions of this paragraph 13 shall not be violated by the ownership of not more than two percent (2%) of the outstanding securities of any company whose stock is traded on a national securities exchange or is quoted in the Automated Quotation System of the National of Securities Dealers (NASDAQ).


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


     (e) The period of time during which the Employee is prohibited from engaging in certain business practices pursuant to paragraph 13(a) shall be extended by any length of time during which the Employee is in breach of such covenants.

     (f) It is understood, by and between the Employer and the Employee, that the restrictive covenants set forth in this paragraph 13 are essential elements of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Employer of such covenants.

     (g) It is agreed by the Employer and the Employee that, if any portion of the covenants set forth in this paragraph 13 are held to be invalid, unreasonable, arbitrary or against public policy, such portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this paragraph 13 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against the Employee. The Employer and the Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

14. Specific Performance. The Employee agrees that damages at law will be an insufficient remedy to the Employer, and that the Employer would suffer
Irreparable damage, if the Employee violates the terms of paragraphs 11, 12 and/or 13 of this Agreement. Accordingly, it is agreed that the Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such Paragraphs, which injunctive relief shall be in addition to any other rights or remedies available to the Employer.

15. Compliance with other Agreements. The Employee represents and warrants that the execution of this Agreement and performance of his obligations hereunder will not conflict with, result in the breach of any provisions of or the termination of or constitute a default under any agreement to which the Employee is a party or by which the Employee is or may be bound.

16. Waiver or Breach. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

17. Binding Effect; Assignment. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

18. Entire Agreement. This Agreement and the option agreement containing the terms and provisions of the Employee's Option contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may


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


be changed only by an agreement in writing signed by the party against whom any waiver, change amendment, modification or discharge is sought.

19. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

20. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Stare of New Jersey.

21. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, first class, return receipt requested, to the parties at the following addresses:


     To the Employer:    Biodynamics International, Inc.
                         1719 Route 10, Suite 314
                         Parsippany, New Jersey 07054

     To the Employee:    George Lombardi
                         106 Byrd Avenue
                         Bloomfield, N.J. 07003


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 30th day of March, 1998.


                                             EMPLOYER:

                                             BIODYNAMICS INTERNATIONAL, INC.
ATTEST

/s/ Mathew Joseph                            By:  /s/ Karl H. Meister
------------------------------                    ------------------------------
                                                  Karl H. Meister, President


                                             EMPLOYEE:
Witnesses as to Employee:

                                                  /s/ George Lombardi
------------------------------               -----------------------------------
                                                  George Lombardi


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


                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

     This amendment to an employment agreement date March 30, 1998 by and between Tutogen Medical, Inc. (formerly Biodynamics International, Inc.) and George Lombardi is hereby adopted this 18th day of December 1998.

     Paragraph 10(e) is hereby amended in its entirety as follows:

     (e) If the Employee's employment with the Employer is terminated pursuant to paragraph 10(b) the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to such termination. Such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement, except as otherwise specifically provided in paragraph 3 of this Agreement. If the Employee's employment with Employer is terminated by Employer for a reason other than as set forth under paragraph 10(b) or by Employee pursuant to paragraph (d)(i) or
(iii), Employer will compensate Employee as severance pay the lesser of (i) six month salary or (ii) remainder of the term of this Agreement. The severance will be payable at the Employee's current base salary at time of termination, payable in six equal installments over a three month period.

     Notwithstanding anything to the contrary in the agreement, if Employee's employment is terminated by Employer following a change of control of the Company or Employee terminates his employment as a result of paragraph (d)(ii) brought about by the change in control, Employer will compensate Employee as severance pay 12 months salary. The severance will be payable at the Employee's current base salary at time of termination, payable in six equal payments over a six month period. Employee shall be entitled to receive medical benefits during the six month period. If Employee's employment is terminated by Employer as aforesaid or by Employee pursuant to paragraph (d)(ii), Employee agrees to continue in the employ of the Employer for a period of no more than thirty days, if needed, after the change of control to assist in any corporate transition.

                                             EMPLOYER:

                                             TUTOGEN MEDICAL, INC.

ATTEST:

/s/ Herb Epstein                             By:  /s/ Karl Meister
------------------------------                    ------------------------------
                                                  Karl Meister, President


                                             EMPLOYEE:
Witness as to Employee:


                                             /s/ George Lombardi
-------------------------------              -----------------------------------
                                             George Lombardi